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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                      METRO TOURISM AND ENTERTAINMENT, INC.


                                    ARTICLE I

                                     OFFICES

                  SECTION 1. REGISTERED OFFICE. The corporation shall have and continuously maintain in the State of Illinois a registered office which may be, but need not be, the same as its place of business in the State of Illinois.

                  SECTION 2. REGISTERED AGENT. The corporation shall have and continuously maintain in the State of Illinois a registered agent, which agent may be either an individual, resident in the State of Illinois, whose business office is identical with the corporation's registered office, or an Illinois corporation or a foreign corporation authorized to transact business in the State of Illinois that is authorized by its articles of incorporation to act as such agent, having a business office identical with the corporation's registered office.

                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETINGS. There shall be an annual meeting of METRO TOURISM AND ENTERTAINMENT, INC., an Illinois corporation, which meeting shall be held on the 4th Saturday of October of each year succeeding the incorporation. The annual meeting shall be for the purpose of, but not limited to, the election of directors of said corporation.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors, or by the holders of not less than one-half (1/2) of all the outstanding shares entitled to vote on the matter for which the meeting is called or by such other officers or persons as may be provided in the articles of incorporation.

                  SECTION 3. PLACE OF MEETING. Meetings of shareholders shall be held at such place, either within or without the State of Illinois, as may be provided in a resolution of the board of directors. In the absence of any such provision, all meetings shall be held at the registered office of the corporation in the State of Illinois.

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                  SECTION 4. NOTICE OF MEETINGS. Unless specifically provided otherwise in the Shareholder's Agreement, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less then ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor 'more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid.

                  SECTION 5. CONDUCT OF MEETINGS. The latest edition of Roberts Rules of Order shall govern the conduct of each meeting.

                  SECTION 6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may f ix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, immediately preceding the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                  SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty
(20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

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                  SECTION 8. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall appoint one or more persons as inspectors for such meeting.

                  Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                  Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  SECTION 9. VOTING OF SHARES. Except as otherwise provided by the articles of incorporation, each outstanding voting share, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, and except as specifically provided in Section 8 of Article III of these by-laws, in all elections for directors, every shareholder owning voting common stock shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. A shareholder may vote either in person or by proxy subject to the provisions of Section 12 of Article II of these by-laws. Nonvoting common stock does not afford its holders the right to vote on any corporate matters.

                  SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. A corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the corporation on the transfer books for shares and included in any voting list prepared in accordance with that Section pertaining to voting lists.

                  Shares of a corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

                  Subject to the terms and conditions of a Shareholders' Agreement by and between the corporation and all of its shareholders, shares registered in the name of a deceased person may not

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be voted by his or her administrator, executor, or court-appointed guardian, either in person or by proxy without the written consent of a majority of the remaining shares entitled to vote, excluding the shares registered in the name of the deceased person.

                  Shares registered in the name of a receiver may not be voted by such receiver, and shares held by or under the control of a receiver may not be voted by such receiver.

                  Shares of the corporation belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  SECTION 11. QUORUM AND ADJOURNMENTS. Unless otherwise provided in the articles of incorporation, a majority of the outstanding shares, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Act or the articles of incorporation. If less than a majority of the outstanding shares represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal off such number of shareholders as may leave less than a quorum.

                  SECTION 12.  PROXIES.

                  (a) A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed.

                  (b) No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                  (c) A shareholder may irrevocably appoint another as proxy, provided such appointment form states conspicuously that it is irrevocable AND the proxy is coupled with an

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interest in the shares of the corporation and otherwise complies with the provisions of Section 1.50(e) of The Business Corporation Act of 1983, as amended.

                  (d) The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the corporation's share transfer book before the proxy exercises his or her authority under the appointment.

                  (e) Unless the appointment of a proxy contains an express limitation on the proxy's authority, the corporation may accept the proxy's vote or other action as that of the shareholder making the appointment. If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

                  SECTION 13. CUMULATIVE VOTING. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall see fit.

                  SECTION 14. INFORMAL ACTION BY SHAREHOLDERS.

                  (a) Unless otherwise provided in the articles of incorporation, any action required by the Business Corporation Act to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed:

                  (i) by all of the shareholders entitled to vote with respect to the subject matter thereof; or

                  (ii) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting; provided that five (5) days prior notice of the proposed action shall have been given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof.

                  (b) Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.


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                                   ARTICLE III

                                    DIRECTORS

                  SECTION I. AUTHORITY.

                  (a) The corporation shall have a board of directors and the business and affairs of the corporation shall be managed by or under the direction of the board of directors.

                  (b) A director need not be a resident of the State of Illinois or a shareholder of the corporation unless the articles of incorporation so prescribe.

                  SECTION 2. NUMBER, ELECTION AND RESIGNATION
                             OF DIRECTORS.

                  (a) The initial number of directors of the corporation shall be seven (7). The number of directors shall be increased or decreased from time to time to correspond exactly to the number of individuals or Qualified Subchapter S Trusts owning voting common stock.

                  (b) The terms of all directors expire at the next annual stockholders' meeting following their election. The term of a director elected to fill a vacancy expires at the next annual shareholders' meeting at which his or her predecessor's term would have expired. The term of a director elected as a result of an increase in the number of directors expires at the next annual shareholders' meeting.

                  Despite the expiration of a director's term, he or she continues to serve until the next meeting of shareholders at which directors are elected. A decrease in the number of directors does not shorten an incumbent director's term.

                  (c) A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

                  SECTION 3. REGULAR MEETINGS. There shall be a regular meeting of the board of directors without other notice than this by-law immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without notice other than such resolution.

                  SECTION 4. SPECIAL MEETINGS. A special meeting of the board of directors may be held either within or without the State of Illinois and said meeting may be called at the request of the president or any two (2) members of the board of directors.


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                  SECTION 5. ATTENDANCE AT MEETINGS. Unless specifically
prohibited by the articles of incorporation, members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                  SECTION 6. NOTICE. Notice of any special meeting shall be given at least five (5) days previous thereto by written notice to each director at such director's address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if notice is to be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  SECTION 7. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of board of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

                  SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, the articles of incorporation, or the Shareholder's Agreement.

                  SECTION 9. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that the board of directors may fill vacancies arising between the meetings of shareholders by reason of an increase in the number of directors or otherwise. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

                  SECTION 10. INFORMAL ACTION BY DIRECTORS.

                  (a) Unless specifically prohibited by the articles of incorporation, any action required by the Act to be taken at a meeting of the board of directors, or any other action may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to

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vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

                  (b) The consent shall be evidenced by one or more written approvals, each of which sets forth action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

                  (c) Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote.

                  SECTION 11. COMPENSATION. The board of directors, in accordance with these by-laws shall have the authority to establish reasonable compensation for themselves in performing their duties as directors and for payment of their reasonable expenses, notwithstanding the provisions of Section 14 of Article III of these by-laws. No such payment shall preclude any director from serving the corporation in any other capacity and from receiving compensation therefor.

                  SECTION 12. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

                  (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                  (b) If less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

                  SECTION 13. COMMITTEES.

                  (a) A majority of the directors may create one or more committees and appoint members of the board to serve on the committees. Each committee shall have two (2) or more members, who serve at the pleasure of the board.

                  (b) Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or actions by the board of directors, the committee by majority vote of its members shall determine the time and place and the notice required therefor.

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                  (c) To the extent specified by the board of directors or in the articles of incorporation each committee may exercise the authority of the board of directors under Section 1 of Article III of these by-laws; provided, however, a committee may not: (1) authorize distributions; (2) approve or recommend to shareholders any act the Act requires to be approved by shareholders; (3) fill vacancies on the board or on any of its committees; (4) elect or remove officers of fix the compensation of any member of the committee:
(5) adopt, amend or repeal these by-laws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board;
(8) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan, or (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

                  SECTION 14. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

                  SECTION 15. DIRECTOR CONFLICT OF INTEREST.

                  (a) Conflicts of Interest and Company Opportunity. Each director recognizes the important role loyalty to the company plays in the successful pursuit of the business endeavors of the company. The purpose of this paragraph (a) and its subparagraphs is NOT to abrogate or confine the application of corporate common law doctrines of "Conflict of Interest" or the "Corporate Opportunity Doctrine" to the transactions and behavior of the company and its directors. Rather, the purpose of this provision is to crystallize the importance of these matters to each director.

                  (1) Conflict of Interest. A director has a conflict of interest in any transaction with company by which he personally prof its or in which he has a personal interest. Such transaction shall not be void or voidable solely on that ground, or solely because the director is present at or participates in the meeting of the board or directors which authorizes the transaction. However, such transaction shall be void or voidable unless the materials fact concerning the director's relationship or interest in the transaction are disclosed or known to board or committee, and the board or committee in good faith authorizes, the transaction by the affirmative votes of a majority of the disinterested board members or directors.


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                  (i) Interested Director. A director is considered
"interested" when he profits directly on the transaction or when another director profits directly from the transaction and the first director is a nominee of the other director or otherwise under the control of the other interested director. He is also interested if he is a member of the board, or has a financial interest in another corporation which is involved in the transaction.

                  SECTION 16. CORPORATE OPPORTUNITY DOCTRINE. Because of his fiduciary duty of loyalty, no director shall divert a business opportunity in which the corporation may reasonably be interested without first giving the corporation an opportunity to act.

                  a) Ratification of a Diversion. The diversion of a corporation opportunity may be ratified by a majority of the disinterested directors. The director who seeks to divert the opportunity shall not be counted in the quorum and shall not vote on the issue.

                  b) Disclosure Required. Ratification of the diversion of a corporate opportunity is only effective if complete disclosure of the opportunity has been made to the disinterested directors.

                  c) Extent of Liability. A director who fails to give the corporation a chance to act and diverts the opportunity for his personal gain shall be liable to the corporation for any profit made. Corporation may attach a constructive trust upon the opportunity.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. NUMBER. The officers of the corporation shall consist of a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected by the board of directors. Any two (2) or more offices may be held by the same person.

                  SECTION 2. ELECTION AND TERM OF OFFICE. The officers, of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until such officer's successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner herein provided. Election of appointment of an office shall not of itself create contract rights.

                  SECTION 3. VACANCIES. Vacancies because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

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                  SECTION 4. REMOVAL. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 5. THE PRESIDENT. The president shall be the principal executive officer of the corporation. Subject to the control of the board of directors, he shall in general supervise and control all of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and of the board of directors and the president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

                  SECTION 6. THE VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistance secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

                  SECTION 7. THE SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation along with the power to sign with the president of the corporation certificates for shares of the corporation, issuance of which shall have been authorized by resolution of the board of directors; (f) certify these by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof; and (g) in general perform all duties incident to the office of the secretary and such other duties as are prescribed by these by-laws or the

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Act or as from time to time may be assigned to the secretary by the president or by the board of directors.

                  SECTION 8. THE TREASURER. The treasurer shall (a) have charge and custody for all of the funds and securities of the corporation and have charge and be responsible for the maintenance of adequate books of account for the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as the board of directors may select; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

                  SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant secretaries, when authorized by the board of directors, may sign with the president or vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

                  SECTION 10. SALARIES OR COMPENSATION. The board of directors shall have authority to establish salaries or reasonable compensation for the officers, and no officer shall be denied compensation by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                  SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by one or more officers or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                  SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such blanks, trust companies or other depositaries as the board of directors may select.




                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES,
                             AND TRANSFER OF SHARES

                  SECTION 1. CERTIFICATES REPRESENTING SHARES The issued shares of the corporation shall be represented by certificates. Certificates shall be signed by the appropriate corporate officers, shall contain such information or statement as may be required by law, and may be sealed with the seal, or a facsimile of the seal, of the corporation, if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

                  SECTION 2. LOST, DESTROYED OR STOLEN CERTIFICATES. If a shareholder claims that a stock certificate has been lost, destroyed or wrongfully taken, the board of directors may, consistent with the requirements of law, impose reasonable requirements which must be satisfied prior the issuance of a replacement certificate.

                  SECTION 3. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. A shareholder's power to transfer his or her shares is limited by the terms and conditions of a Shareholders Agreement, attached hereby as Exhibit "A" and incorporated by reference hereby. To the extent there exists any inconsistencies between the Shareholders Agreement and these by-laws, it is intended that the Shareholders Agreement shall control. Each certificate evidencing ownership of shares shall contain the following legend:

         The sale, transfer or encumbrance of this certificate is subject to an Agreement dated ____________________, 1990, among the corporation and all of its shareholders. A copy of the Agreement is on file in the office of the secretary of the corporation. The Agreement provides, among other things, for certain obligations to sell and to purchase the shares of stock evidenced by this certificate for a designated purchase price. By accepting the shares of stock evidenced by this certificate the holder agrees to be bound by said Agreement.

                                   ARTICLE VII

                                   FISCAL YEAR

                  The fiscal year of the corporation shall be the calendar year commencing January 1 and ending on December 31.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

                  The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in the articles of incorporation and subject to the limitations provided for in the Act.

                                   ARTICLE IX

                                 CORPORATE SEAL

                  The corporate seal shall have inscribed thereon the name of the corporation and the words, Corporate Seal, Illinois.

                                    ARTICLE X

                                WAIVER OF NOTICE

                  Whenever any notice is whatever required to be given under the provisions of the Act or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notices whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE XI

                                   AMENDMENTS

                  Only upon a two-thirds (2/3) majority vote of the Board of Directors may these by-laws be altered, amended or repealed or new by-laws adopted.

                                   ARTICLE XII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

                  SECTION 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if be acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection, with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

                  SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 4. Any indemnification under sections 1 and 2 (unless order by the court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer , employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a two-thirds (2/3) majority vote of the shareholders.

                  SECTION 5. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 6. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

                  SECTION 7. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article.

                  SECTION 8. If the corporation has paid indemnity or had advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

                  SECTION 9. References to "the corporation" shall include, in addition to the surviving corporation, any merging corporation, including any corporation having merged with a merging corporation, absorbed in a merger which otherwise would have lawfully been entitled to indemnify its directors, officers, and employees or agents.

                                  ARTICLE XIII

                        REPAYMENT OF DISALLOWED DEDUCTION

                  SECTION 1. FULL REIMBURSEMENT BY OFFICERS. Any payments made to an officer of the corporation such as salary, commission, bonus, interest, rent, medical reimbursement or entertainment expense incurred by him which, for Federal income tax purposes, shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.

                  SECTION 2. SECURITY FOR REPAYMENT. It shall be the duty of the directors, as a board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF


         THE INDIANA GAMING COMPANY

I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the

Indiana Business Corporation Law,

as amended.

NOW, THEREFORE, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence will begin July 28, 1993.



                                       In Witness Whereof, I have
                                       hereunto set my hand and
                                       affixed the seal of The
                                       State of Indiana, at the
                                       City of Indianapolis, this
                                       Twenty-eighth day of July   ,
                                       1993


                                       -------------------------------------
                                       JOSEPH G. HOGSETT, Secretary of State



                                       -------------------------------------
                                                                 Deputy

ARTICLES OF INCORPORATION                                            Provided by:      EVAN BAYH
State Form 4159 (R6 / 3-88)
                                                                                       Secretary of State
                                                                                       Room 155, State House
INSTRUCTIONS:              Use 8 1/2x 11 inch white paper for                          Indianapolis, Indiana
                           Inserts.  Filing requirements - Present   46204
                           original and one copy to the address                        (317) 232-6576
                           In the upper right corner of this form.                     Indiana Code 23-1-21-2

                                                                                       FILING FEE $90.00

-------------------------------------------------------------------------------
                          ARTICLES OF INCORPORATION OF
-------------------------------------------------------------------------------
(Indicate the appropriate act)
The undersigned desiring to form a corporation (herein after referred to as "Corporation") pursuant to the provisions of:

 X  Indiana Business Corporation Law   Indiana Professional Corporation Act 1983
---                                 ---
As amended, executes the following Articles of Incorporation:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                 ARTICLE I NAME
-------------------------------------------------------------------------------
Name of Corporation
         The Indiana Gaming Company
-------------------------------------------------------------------------------
(The name must contain the word "Corporation," "Incorporated" "Limited" "Company" or an abbreviation of one of those words.)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    ARTICLE II REGISTERED OFFICE AND AGENT
-------------------------------------------------------------------------------
(The street address of the corporation's initial registered office in Indiana and the name of its initial registered agent at that office is:)
-------------------------------------------------------------------------------
Name of Agent
         C T CORPORATION SYSTEM
-------------------------------------------------------------------------------
Street Address of Registered Office                         ZIP Code
         ONE NORTH CAPITOL AVENUE, INDIANAPOLIS, INDIANA    46204
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ARTICLE III AUTHORIZED SHARES
-------------------------------------------------------------------------------
Number of shares:    1000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
-------------------------------------------------------------------------------
                            If there is more than one class of shares, shares rights and preferences, list such information on "Exhibit A."
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           ARTICLE IV INCORPORATORS
-------------------------------------------------------------------------------
   (The name(s) and address(es) of the Incorporator(s) of the corporation:)
-------------------------------------------------------------------------------
     NAME            NUMBER AND STREET OR      CITY        STATE       ZIP CODE
                          BUILDING
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Donald J.  Malloy     35 West Wacker Dr       Chicago        IL         60601
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
In Witness Whereof, the undersigned being all the Incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 21st day of July 1993
-------------------------------------------------------------------------------
Signature                                      Printed Name
-------------------------------------------------------------------------------
Signature                                      Printed Name
-------------------------------------------------------------------------------
Signature                                      Printed Name
-------------------------------------------------------------------------------
This Instrument was prepared by (Name)
Donald J. Malloy
-------------------------------------------------------------------------------
Address (Street, Number, City and State)                    Zip Code
         35 West Wacker Drive, Chicago, Illinois            60601
-------------------------------------------------------------------------------